UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2005

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3606-8, 36/F, Citibank Tower, Citibank Plaza
3 Garden Road
Central, Hong Kong
(Address of Principal Executive Offices/Zip Code)

852-27998000 (212-924-3548)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2005, Wako Logistics Group, Inc. (the “Registrant”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Kay O’Neill (USA Holdings) Limited, a corporation organized under the laws of United Kingdom (the “Seller”) and Kay O’Neill (USA) LLC, a limited liability company organized under the laws of Illinois (“Kay O’Neill USA”) pursuant to which the Registrant will acquire all of the issued and outstanding limited liability company membership interests of Kay O’Neill USA (the “Membership Interests”), all of which are currently owned by the Seller (the “Acquisition”). The purchase price payable by the Registrant for all of the Membership Interests is comprised of (1) US$1,000,000 and (2) the Registrant’s assumption of US$625,000 of debt owed by an affiliate of the Seller (the “Affiliate”) to Kay O’Neill USA (the “Purchase Price”).

The Purchase Agreement contemplates the parties’ consummation of the Acquisition on April 1, 2005. Upon the consummation of the Acquisition, and in consideration for the Registrant’s payment of the Purchase Price, the Registrant will acquire substantially all of the assets and assume substantially all of the liabilities and obligations of Kay O’Neill USA, and Kay O’Neill USA will become a wholly-owned subsidiary of the Registrant.

The Purchase Agreement contains representations and warranties by the parties, as are normally included in transactions similar to the Acquisition. In addition, the Registrant’s obligation to consummate the Acquisition is subject to, among other conditions, the condition that Kay O’Neill USA have at least US$400,000 in net assets on the closing date of the Acquisition. No assurance can be given that such closing conditions will be met.

In addition, the Affiliate and Kay O’Neill USA have agreed to enter into (1) an exclusive agency agreement, for a period of five years, pursuant to which Kay O’Neill USA will be appointed as the exclusive representative, on behalf of the Affiliate, with respect to all of the Affiliate’s logistics business in the United States and Canada and the Affiliate will be appointed as the exclusive representative, on behalf of Kay O’Neill USA, with respect to all of Kay O’Neill USA’s logistics business in the United Kingdom, and (2) a license and joint marketing agreement which for a period of five (5) years will provide for (a) the license by the Affiliate to Kay O’Neill USA of the right to use certain of the Affiliate’s trademarks, logos and domain names, royalty free; (b) the inclusion of information relating to the Registrant and Kay O’Neill USA in all of the Affiliate’s marketing materials; and (c) Kay O’Neill USA’s right to purchase all of such marketing materials at the Affiliate’s cost.

The Purchase Agreement also contains mutual indemnification provisions which do not apply until the indemnification obligations, in the aggregate, with respect to either party, is greater than US$30,000, and the maximum amount of indemnification liability for each party is US$1,500,000.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.

Not applicable.

(b)   Pro forma Financial Information.

Not applicable.

(c)   Exhibits.

Membership Interest Purchase Agreement dated March 22, 2005, among Kay O’Neill (USA Holdings) Limited, Kay O’Neill (USA) LLC and Wako Logistics Group, Inc. will be filed with a future report filed by the Registrant with the Securities and Exchange Commission, as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: March 24, 2005	By:	/s/ Christopher Wood
Christopher Wood Chief Executive Officer